CERTIFICATE TO CHANGE NUMBER OF
                           AUTHORIZED SHARES OF STOCK
                                       OF
                          PACKAGING PLUS SERVICES, INC.


(Under Section 78.207 of the General Corporation Law of the State of Nevada)

It is hereby certified that:

1. The name of the corporation (the "corporation") is Packaging Plus Services, Inc.

2. The current number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the corporation before the change herein certified are:

           NUMBER           PAR VALUE        CLASS             SERIES
           ------           ---------        -----             ------

         47,000,000           $.005             A                --
          3,000,000           $.005             B                --

3. The number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the corporation after the change herein certified are:

         NUMBER            PAR VALUE        CLASS             SERIES
         ------            ---------        -----             ------

       150,000,000           $.005            A                 --
         3,000,000           $.005            B                 --

4. The number of shares of each affected class and series, if any, to be issued after the change in exchange for each issued share of the same class or series is: None

5. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected hereby are as follows: None

6. The foregoing change was effected pursuant to a resolution of the Board of Directors of the corporation.

7. No approval of the aforesaid change by any of the stockholders of the corporation is required.



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8.   There is no provision in the Articles of Incorporation of the corporation prohibiting the procedure hereinbefore described.

Signed on April 1, 1998



                                           By:/s/ Richard A. Altomare
                                              Richard A. Altomare
                                              President & Secretary


STATE OF NEW YORK          )
                                            )        SS.
COUNTY OF NASSAU           )



     On April 1, 1998, personally appeared before me, a Notary Public, for the State and County aforesaid, Richard A. Altomare, as President and Secretary of Packaging Plus Services, Inc. who acknowledged that he executed the above instrument.



                                               /s/
                                                        Notary Public